SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 1, 2002
Date of Report (Date of Earliest Event Reported)

The Taiwan Fund, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	811-04893	042942862

(State or Other Jurisdiction	(Commission	(IRS Employer

of Incorporation)	File Number)	Identification Number)

225 Franklin Street, Boston, Massachusetts		02110

(Address of Principal Executive Offices)		(Zip Code)

(212) 662-2789
(Registrant’s Telephone Number, Including Area Code)

Item 9. Regulation FD Disclosure.
SIGNATURES

Item 9. Regulation FD Disclosure.

         Pursuant to Regulation FD Rules 100-103, The Taiwan Fund, Inc. (the “Fund”) furnishes the August 2002 Monthly Review on the Fund by the Fund’s investment adviser.

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2002

By:	/s/ Haichi Vicki Hau

Name: Title:	Haichi Vicki Hau Secretary

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Premium/Discount of TWN Taiwan Fund Premium/Discount 01/01/1993-08/31/2002
60% 40% 20% 0% -20% -40% 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002
Market Data
As of 07/31/02 As of 08/31/02
TAIEX 4940.38 4764.94 % change in NTD terms -4.14 -3.55 % change in USD terms -3.54 -2.10 NTD Daily avg. trading volume (In Billions) 69.00 62.01 USD Daily avg. trading volume (In Billions) 2.04 1.81 NTD Market Capitalization (In Billions) 9272.03 8993.12 USD Market Capitalization (In Billions) 274.65 262.57 FX Rate: (US$/NT$) 33.76 34.25
Taiwan’s Macro Economics Review 000’S GROWTH RATE OF TAIWAN’S LEADING INDICATOR V.S. TAIEX
13 15 12 10 11 10 5 9 8 0 7 6 -5 5 4 -10 3 2 -15 90 91 92 93 94 95 96 97 98 99 00 01 02
TAIWAN SE WEIGHTED — PRICE INDEX TAIWAN LEADING INDEX(R.H.SCALE)
Source: DATASTREAM
As expected, Taiwan’s economic leading indicators are slowly reversing their direction. This time, the TAIEX was a good forecaster, as it topped off a few months earlier. As suggested by the market’s continue d downtrend in August, we expect economic activities to show weaker signs in the fourth quarter. Therefore, the market should remain weak in the foreseeable future.
*Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.
*Effective. from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800)636-9242.
*Please notify us immediately if you are having problems receiving this telecopy.
Fund Manager: Vincent Lai Deputy Fund Manager: Jovi Chen

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